                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in First Financial Management Corporation's Registration Statement No. 33-29267 on Form S-3 filed June 19, 1989, Registration Statement No. 33-56327 on Form S-3 filed November 4, 1994 and the following Registration Statements on Form S-8:

                              Registration Statement
                        ------------------------------------
                           No.                   Filed
                        --------           -----------------
                         2-84870           June 30, 1983
                         2-96064           February 26, 1985
                        33-10711           December 10, 1986
                        33-17834           October 9, 1987
                        33-18541           November 17, 1987
                        33-21675           May 5, 1988
                        33-25340 (a)       December 28, 1988
                        33-32555           December 18, 1989
                        33-31915 (a)       January 17, 1990
                        33-37532           November 5, 1990
                        33-40891           June 3, 1991
                        33-46669           March 25, 1992
                        33-48619           June 17, 1992

     (a)  Post-Effective Amendment No. 1

of our reports dated January 27, 1995 on the consolidated financial statements and financial statement schedule appearing in the Annual Report on Form 10-K of First Financial Management Corporation for the year ended December 31, 1994.



Deloitte & Touche LLP
- ---------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 17, 1995